Exhibit 99.4

PROXY

SOUTHERN FINANCIAL BANCORP, INC.

This Proxy is Solicited by the Board of Directors for use

at the Special Meeting of Shareholders on April 29, 2004

The undersigned shareholder of Southern Financial Bancorp, Inc. (“Southern Financial”) hereby constitutes and appoints R. Roderick Porter, Georgia S. Derrico and Richard P. Steele, and each of them, as attorneys, agents and proxies with full power of substitution, to vote the number of shares of common stock of Southern Financial which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of Southern Financial to be held at 3:00 p.m., local time, on Thursday, April 29, 2004, and at any adjournments thereof, with respect to the proposals described in the Joint Proxy Statement-Prospectus and the Notice of Special Meeting of Shareholders, which are part of the Registration Statement on Form S-4 of Provident Bankshares Corporation (“Provident”), both dated March 12, 2004, timely receipt of which is hereby acknowledged.

This Proxy may be revoked at any time before it is exercised.

1. Proposal to approve and adopt the Agreement and Plan of Reorganization (the “Agreement”) dated as of November 3, 2003 by and between Provident and Southern Financial, which provides for the merger of Southern Financial with and into Provident as described in the Joint Proxy Statement-Prospectus.

☐ For	☐ Against	☐ Abstain

2. In their discretion, upon any other matter that may properly come before the special meeting or any postponement or adjournment thereof.

Shares of Southern Financial common stock will be voted as specified in this Proxy. Unless otherwise specified, this Proxy will be voted “FOR” the proposal to approve the Agreement. If any other matter is properly presented at the special meeting or any postponement or adjournment thereof, the Proxy will be voted in accordance with the judgment of the persons appointed as proxies.

IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

The Board of Directors of Southern Financial unanimously recommends a vote “FOR” approval of the Agreement. Such vote is hereby solicited on behalf of the Board of Directors.

Please sign, date and return this proxy promptly using the enclosed envelope.

Please sign exactly as your name appears on label. When shares are held by joint tenants, both should sign. When signing as attorney, trustee, executor, administrator or guardian, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person.

Dated , 2004
(Signature of Shareholder)

(Printed Name)	(Signature of Shareholder, if held jointly)

I plan to attend the meeting in person:

☐ Yes
☐ No